Exhibit 99.1

AH Realty Trust Completes Portfolio Sale to Harbor Group

Nine Multifamily Properties Sold for $485 Million; Two Multifamily Properties Remain Under Contract for $77 Million

Approximately $465 Million of Proceeds Used to Paydown Debt

VIRGINIA BEACH, Va., May 21, 2026 – AH Realty Trust (NYSE: AHRT) (“AHRT”) today announced the closing of the sale of nine of the 11 properties included in the Company’s previously announced multifamily portfolio transaction with affiliates of Harbor Group International, LLC (“HGI”). The nine properties sold for a gross sales price of $485 million. Two multifamily properties – Greenside and Premier – remain under contract to affiliates of HGI. The Company anticipates closing on the $50 million sale of Greenside by the end of 2026 and the $27 million sale of Premier by mid-2027.

“Completing the sale of these properties marks another significant step in our transformation as we continue to sharpen our focus on our high-quality retail and mixed-use office portfolio,” said Shawn Tibbetts, Chairman, President and Chief Executive Officer of AH Realty Trust. “We received an attractive valuation for these properties, and the proceeds will allow us to accelerate our deleveraging and strengthen our balance sheet. We are creating a leaner, more agile business designed to drive profitable growth and value creation for shareholders.”

The Company intends to deploy the sale proceeds toward debt reduction, accelerating progress toward its long-term leverage target of 5.5x – 6.5x net debt to total adjusted EBITDA.

In addition to this 11-asset portfolio, the Company is actively marketing both The Everly and Solis Gainesville for sale. The Company intends to retain ownership of Smith’s Landing.

About AH Realty Trust
AH Realty Trust (NYSE: AHRT), formerly known as Armada Hoffler, is a real estate investment trust (“REIT”) with over four decades of experience. The Company owns and operates high-quality retail and office assets located primarily in the Mid-Atlantic and Southeastern United States. AH Realty Trust focuses on disciplined capital allocation and long-term value creation for shareholders. For more information visit AHRealtyTrust.com.

Forward-Looking Statements
Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties, and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding: the consummation and the timeline for the sale of the Company’s remaining multifamily assets to HGI; the application of the proceeds from the sale of the Company’s multifamily assets; the future prospects of the Company; the future allocation of the Company’s resources to the Company’s retail and office properties; the Company’s future investment strategy, including potential property acquisitions; and the Company’s intentions with respect to Smith’s Landing, Everly and Solis Gainesville. The forward-looking statements presented herein are based on the Company’s current expectations. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information

Exhibit 99.1
under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and the other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company’s expectations with regard thereto, or any other change in events, conditions, or circumstances on which any such statement is based, except to the extent otherwise required by applicable law.

Contact:
Chelsea Forrest
AH Realty Trust
EVP of Investor Relations and Administration
Email: chelsea.forrest@ahrealtytrust.com
Phone: (757) 366-4000